Exhibit 15.1

September 4, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our reports dated April 26, 2019 and July 26, 2019 on our reviews of interim financial information of United Technologies Corporation (the “Company”), which are included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 are incorporated by reference in this Registration Statement on Amendment No. 2 to Form S-4.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Hartford, Connecticut
September 4, 2019